Exhibit 99.1

Summit Materials, Inc. Reports Second Quarter 2022 Results

Record Quarterly Net Income
Strongest Balance Sheet in Company History
Net Leverage Ratio remains below Elevate Summit target
DENVER, CO. - (August 3, 2022) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” "Summit Inc." or the “Company”), a leading vertically integrated construction materials company, today announced results for the second quarter ended July 2, 2022 (“second quarter”). All comparisons are versus the quarter ended July 3, 2021 unless noted otherwise.

	Three months ended
($ in thousands)	July 2, 2022	July 3, 2021	% Chg vs. PY
Net revenue	$631,918	$618,530	2.2%
Operating income	111,236	95,923	16.0%
Net income	192,766	57,758	233.7%
Basic EPS	$1.61	$0.48	235.4%

Adjusted Cash Gross Profit	202,349	200,201	1.1%
Adjusted EBITDA	164,034	163,792	0.1%

"Today, Summit is reporting record quarterly earnings and the lowest net leverage in Company history as we continue to successfully execute on our Elevate Strategy," commented Anne Noonan, Summit Materials President and CEO. "In 2022, we have already achieved a mid to high single digit price increases in each line of business, with asphalt achieving double digit price increases. We continue to characterize current market conditions as favorable towards the potential for additional price increases. Our portfolio optimization efforts are enhancing the contributions from materials and opening up opportunities to invest strategically. We are pulling all available self-help margin levers to improve performance and offset inflation. We are maintaining our 2022 Adjusted EBITDA guidance and remain confident that Summit Materials is on track for another year of strong performance."

Brian Harris, CFO of Summit Materials, added, "Armed with the strongest balance sheet in Summit history, we are well positioned to pursue a broad range of high return capital allocation priorities that are value creative to Summit shareholders. As part of our Horizon Two objective, we will invest to grow priority markets. To us, that means advancing our market leadership position through growth initiatives, including greenfields, as well as pursuing attractive M&A opportunities that align with our portfolio optimization criteria. This financial flexibility together with sound execution sets Summit Materials up for growth and strong returns."

In the three months ended July 2, 2022, Summit Materials sold one business in the East segment, resulting in cash proceeds of $293.9 million and a total gain on disposition of $156.1 million. To date, as part of its Elevate Summit Strategy, the Company has received $470.1 million in proceeds from a total of ten divestitures.

During the three months ended July 2, 2022, Summit Materials repaid $72.4 million of its term loan under provisions related to the divestitures of businesses.

2022 Guidance

For the full year 2022, Summit is reiterating its Adjusted EBITDA guidance of approximately $500 million to $530 million, and continues to expect 2022 capital expenditures of approximately $270 million to $290 million, including greenfield projects.

Second Quarter 2022 | Total Company Results

Net Revenue increased $13.4 million, or 2.2% in the second quarter to $631.9 million, due to increases in average sales prices across all lines of business that more than offset volume declines due primarily to divestitures.

Operating income increased $15.3 million, or 16.0% in the second quarter to $111.2 million, primarily as net revenue gains and decreases in depletion, amortization and accretion expenses outpaced increases in cost of revenue. Summit's operating margin percentage for the three months ended July 2, 2022 increased to 17.6% from 15.5%, from the comparable period a year ago.

Net income attributable to Summit Inc. increased to $190.1 million, or $1.61 per basic share, compared to $56.7 million, or $0.48 per basic share in the comparable prior year period. Summit reported adjusted diluted net income of $71.8 million, or $0.60 per adjusted diluted share as compared to $58.0 million, or $0.49 per adjusted diluted share in the prior year period.

Adjusted EBITDA increased $0.2 million, or 0.1% to $164.0 million as net revenue growth was mostly offset by higher cost of revenue.

Second Quarter 2022 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $8.0 million to $161.5 million in the second quarter. Aggregates adjusted cash gross profit margin decreased to 53.7% in the second quarter as compared to 55.9% in the second quarter 2021. Aggregates sales volume decreased 1.6% in the second quarter as solid organic volume growth driven by the West Segment was more than offset by volume decreases in certain markets due to divestitures. Average selling prices for aggregates increased 4.7% in the second quarter with growth across both reporting segments.

Cement Business: Cement segment net revenues increased 9.1% to $93.7 million in the second quarter. Cement segment adjusted cash gross profit margin increased to 48.6% in the second quarter, compared to 47.2% in the prior year period, reflecting strong pricing gains that more than offset higher variable costs. Sales volume of cement decreased 0.4% and average selling prices increased 7.5% in the second quarter.

Products Business: Products net revenues were $294.6 million in the second quarter, compared to $292.1 million in the prior year period. Products adjusted cash gross profit margin decreased to 18.2% in the second quarter, versus 18.8% in the prior year period. Average sales price for ready-mix concrete increased 9.7% driven by pricing growth across the majority of markets, with strong, double-digit growth in the Intermountain West and Texas. Sales volumes of ready-mix concrete decreased 9.1% due to divestitures and cement supply constraints. Average selling prices for asphalt increased 18.9%, driven by strong pricing gains in Texas and the Intermountain West market. Asphalt volume decreased 15.2% due primarily to the impact of divestitures.

Second Quarter 2022 | Results By Reporting Segment

West Segment: The West Segment operating income increased 17.6% to $62.6 million and Adjusted EBITDA increased 7.5% to $84.6 million in the second quarter due primarily to pricing gains and aggregates volume growth that more than offset lower downstream volumes and inflationary cost conditions. Aggregates revenue in the second quarter increased 11.8% on 4.2% pricing growth and 7.3% volume growth, which was driven by strong demand conditions in Texas and British Columbia. Ready-mix concrete revenue in the second quarter increased 10.7% as 11.2% pricing growth was partially offset by lower volumes in the Intermountain West and North Texas. Asphalt revenue increased 10.8% in the second quarter as volumes decreased 5.0%, due to a divestiture made in the second quarter of 2021. Asphalt sales prices increased 19.2% in the period.

East Segment: The East Segment operating income decreased 8.6% to $31.6 million and Adjusted EBITDA decreased 18.5% to $46.7 million in the second quarter. Lower operating income and Adjusted EBITDA reflects increased cost of revenue that exceeded pricing growth. Aggregates revenue decreased 4.1% versus the prior year period. Aggregates volumes decreased 9.9% as growth in the Georgia market was more than offset by divestitures and wet conditions in Kansas. Average selling prices for aggregates increased 6.6% led by strong growth in Georgia. Ready-mix concrete revenue decreased 37.0% as volumes decreased 38.2% due to divestitures. Excluding divestitures, volumes were flat in the second quarter relative to the year ago period. Ready-mix concrete average selling price increased 1.8% in the period. Due to divestitures, asphalt revenue decreased 22.0% as lower volumes were only partially offset by pricing growth. Asphalt average selling prices increased 16.1% to reflect increases in liquid asphalt costs.

Cement Segment: The Cement Segment operating income increased 30.7% to $33.7 million in the second quarter. Adjusted EBITDA increased $3.8 million as pricing gains and cost control measures more than offset inflationary conditions. In the second quarter, the Cement Segment reported a volume decrease of 0.4% and average selling price growth of 7.5%.

Liquidity and Capital Resources

As of July 2, 2022, the Company had $465.3 million in cash and $1.5 billion in debt outstanding. The Company's $345 million revolving credit facility has $324.6 million available after outstanding letters of credit. For the quarter ended July 2, 2022, cash flow provided by operations was $16.3 million and cash paid for capital expenditures was $129.6 million.

In March 2022, Summit’s board authorized the Company’s first ever share repurchase program. As of July 2, 2022, approximately $202.5 million remained available under the share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, August 4, 2022, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s second quarter 2022 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the second quarter results conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link: https://events.q4inc.com/attendee/118298228

To participate in the live teleconference for second quarter 2022 financial results:

Domestic Live: 1-888-330-3416
International Live: 1-646-960-0820
Conference ID: 1542153

To listen to a replay of the teleconference, which will be available through August 11, 2022:

Domestic Replay: 1-800-770-2030
International Replay: 1-647-362-9199
Conference ID: 1542153

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Free Cash Flow, Net Leverage and Net Debt reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings.

-	the impact of the COVID-19 pandemic, and responses to it, including vaccine mandates, or any similar crisis, on our business;

-	our dependence on the construction industry and the strength of the local economies in which we operate;

-	the cyclical nature of our business;

-	risks related to weather and seasonality;

-	risks associated with our capital-intensive business;

-	competition within our local markets;

-	our ability to execute on our acquisition strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses;

-	our dependence on securing and permitting aggregate reserves in strategically located areas;

-	declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies;

-	our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;

-	environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;

-	costs associated with pending and future litigation;

-	rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;

-	conditions in the credit markets;

-	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

-	material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;

-	cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

-	special hazards related to our operations that may cause personal injury or property damage not covered by insurance;

-	unexpected factors affecting self-insurance claims and reserve estimates;

-	our substantial current level of indebtedness, including our exposure to variable interest rate risk;

-	our dependence on senior management and other key personnel, and our ability to retain and attract qualified personnel;

-	supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;

-	climate change and climate change legislation or regulations;

-	unexpected operational difficulties;

-	interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks; and

-	potential labor disputes, strikes, other forms of work stoppage or other union activities.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021
Revenue:
Product	$542,939	$527,800	$898,608	$882,034
Service	88,979	90,730	125,805	134,977
Net revenue	631,918	618,530	1,024,413	1,017,011
Delivery and subcontract revenue	54,636	49,387	83,088	78,750
Total revenue	686,554	667,917	1,107,501	1,095,761
Cost of revenue (excluding items shown separately below):
Product	360,356	346,697	650,701	623,831
Service	69,213	71,632	103,796	111,829
Net cost of revenue	429,569	418,329	754,497	735,660
Delivery and subcontract cost	54,636	49,387	83,088	78,750
Total cost of revenue	484,205	467,716	837,585	814,410
General and administrative expenses	47,651	47,448	99,575	99,090
Depreciation, depletion, amortization and accretion	47,157	58,233	98,350	114,569
Gain on sale of property, plant and equipment	(3,695)	(1,403)	(4,950)	(3,172)
Operating income	111,236	95,923	76,941	70,864
Interest expense	20,599	24,216	40,748	48,402
Tax receivable agreement expense	954	—	954	—
(Gain) loss on sale of businesses	(156,053)	236	(170,258)	(15,432)
Other income, net	(977)	(4,695)	(1,673)	(9,584)
Income from operations before taxes	246,713	76,166	207,170	47,478
Income tax expense	53,947	18,408	49,204	12,965
Net income	192,766	57,758	157,966	34,513
Net income attributable to Summit Holdings (1)	2,653	1,099	2,145	371
Net income attributable to Summit Inc.	$190,113	$56,659	$155,821	$34,142
Earnings per share of Class A common stock:
Basic	$1.61	$0.48	$1.31	$0.29
Diluted	$1.60	$0.48	$1.31	$0.29
Weighted average shares of Class A common stock:
Basic	118,242,880	117,637,036	118,590,173	116,650,881
Diluted	118,681,507	118,585,398	119,394,954	117,832,026
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	July 2,	January 1,
	2022	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$465,315	$380,961
Accounts receivable, net	327,266	287,226
Costs and estimated earnings in excess of billings	37,813	7,600
Inventories	209,875	180,760
Other current assets	14,393	11,827
Current assets held for sale	1,799	1,236
Total current assets	1,056,461	869,610
Property, plant and equipment, less accumulated depreciation, depletion and amortization (July 2, 2022 - $1,219,120 and January 1, 2022 - $1,266,513)	1,785,844	1,842,908
Goodwill	1,144,282	1,163,750
Intangible assets, less accumulated amortization (July 2, 2022 - $13,824 and January 1, 2022 - $15,269)	68,375	69,396
Deferred tax assets, less valuation allowance (July 2, 2022 - $1,113 and January 1, 2022 - $1,675)	161,942	204,566
Operating lease right-of-use assets	31,407	30,150
Other assets	42,492	58,745
Total assets	$4,290,803	$4,239,125
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$6,354	$6,354
Current portion of acquisition-related liabilities	12,846	13,110
Accounts payable	167,643	128,232
Accrued expenses	133,810	147,476
Current operating lease liabilities	6,504	6,497
Billings in excess of costs and estimated earnings	5,805	7,401
Total current liabilities	332,962	309,070
Long-term debt	1,516,705	1,591,019
Acquisition-related liabilities	23,849	33,369
Tax receivable agreement liability	327,501	326,548
Noncurrent operating lease liabilities	30,186	28,880
Other noncurrent liabilities	118,798	127,027
Total liabilities	2,350,001	2,415,913
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 118,114,612 and 118,705,108 shares issued and outstanding as of July 2, 2022 and January 1, 2022, respectively	1,182	1,188
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of July 2, 2022 and January 1, 2022	—	—
Additional paid-in capital	1,336,375	1,326,340
Accumulated earnings	587,283	478,956
Accumulated other comprehensive income	4,193	7,083
Stockholders’ equity	1,929,033	1,813,567
Noncontrolling interest in Summit Holdings	11,769	9,645
Total stockholders’ equity	1,940,802	1,823,212
Total liabilities and stockholders’ equity	$4,290,803	$4,239,125

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Six months ended
	July 2,	July 3,
	2022	2021
Cash flows from operating activities:
Net income	$157,966	$34,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	107,511	118,430
Share-based compensation expense	10,156	10,190
Net gain on asset and business disposals	(174,902)	(18,390)
Change in deferred tax asset, net	44,160	2,743
Other	(357)	92
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(57,797)	(60,829)
Inventories	(58,092)	(14,606)
Costs and estimated earnings in excess of billings	(36,165)	(21,475)
Other current assets	(2,130)	(3,925)
Other assets	(593)	4,927
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	39,602	26,858
Accrued expenses	(11,108)	(4,496)
Billings in excess of costs and estimated earnings	(737)	(2,031)
Tax receivable agreement liability	954	7,132
Other liabilities	(2,214)	(4,482)
Net cash provided by operating activities	16,254	74,651
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,933)	(7,271)
Purchases of property, plant and equipment	(129,580)	(132,723)
Proceeds from the sale of property, plant and equipment	5,427	6,806
Proceeds from sale of businesses	341,741	103,649
Other	(1,098)	(27)
Net cash provided by (used in) investing activities	214,557	(29,566)
Cash flows from financing activities:
Payments on debt	(86,821)	(17,433)
Payments on acquisition-related liabilities	(11,577)	(8,378)
Distributions from partnership	(25)	—
Repurchases of common stock	(47,509)	—
Proceeds from stock option exercises	123	31,766
Other	(187)	(417)
Net cash (used in) provided by financing activities	(145,996)	5,538
Impact of foreign currency on cash	(461)	293
Net increase in cash	84,354	50,916
Cash and cash equivalents—beginning of period	380,961	418,181
Cash and cash equivalents—end of period	$465,315	$469,097

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Six months ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021
Segment Net Revenue:
West	$352,510	$313,617	$588,512	$548,361
East	185,757	219,091	296,025	342,159
Cement	93,651	85,822	139,876	126,491
Net Revenue	$631,918	$618,530	$1,024,413	$1,017,011

Line of Business - Net Revenue:
Materials
Aggregates	$161,480	$153,496	$284,873	$270,884
Cement (1)	86,815	82,169	129,369	120,308
Products	294,644	292,135	484,366	490,842
Total Materials and Products	542,939	527,800	898,608	882,034
Services	88,979	90,730	125,805	134,977
Net Revenue	$631,918	$618,530	$1,024,413	$1,017,011

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$74,789	$67,734	$153,398	$136,031
Cement	41,323	41,672	84,808	79,032
Products	241,098	237,343	408,751	408,963
Total Materials and Products	357,210	346,749	646,957	624,026
Services	72,359	71,580	107,540	111,634
Net Cost of Revenue	$429,569	$418,329	$754,497	$735,660

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$86,691	$85,762	$131,475	$134,853
Cement (3)	45,492	40,497	44,561	41,276
Products	53,546	54,792	75,615	81,879
Total Materials and Products	185,729	181,051	251,651	258,008
Services	16,620	19,150	18,265	23,343
Adjusted Cash Gross Profit	$202,349	$200,201	$269,916	$281,351

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	53.7%	55.9%	46.2%	49.8%
Cement (3)	48.6%	47.2%	31.9%	32.6%
Products	18.2%	18.8%	15.6%	16.7%
Services	18.7%	21.1%	14.5%	17.3%
Total Adjusted Cash Gross Profit Margin	32.0%	32.4%	26.3%	27.7%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Six months ended
Total Volume	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Aggregates (tons)	16,820	17,091	30,223	30,600
Cement (tons)	705	708	1,046	1,048
Ready-mix concrete (cubic yards)	1,394	1,534	2,635	2,872
Asphalt (tons)	1,321	1,557	1,582	2,031

	Three months ended		Six months ended
Pricing	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Aggregates (per ton)	$11.92	$11.39	$11.58	$11.06
Cement (per ton)	128.57	119.64	128.52	118.68
Ready-mix concrete (per cubic yards)	131.63	119.94	129.45	119.18
Asphalt (per ton)	71.16	59.87	70.33	59.91

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(1.6)%	4.7%	(1.2)%	4.7%
Cement (per ton)	(0.4)%	7.5%	(0.2)%	8.3%
Ready-mix concrete (per cubic yards)	(9.1)%	9.7%	(8.3)%	8.6%
Asphalt (per ton)	(15.2)%	18.9%	(22.1)%	17.4%

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(2.3)%	4.7%	(2.1)%	4.8%
Cement (per ton)	(0.4)%	7.5%	(0.2)%	8.3%
Ready-mix concrete (per cubic yards)	(9.1)%	9.7%	(8.3)%	8.6%
Asphalt (per ton)	(15.2)%	18.9%	(22.1)%	17.4%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended July 2, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	16,820	$11.92	$200,535	$(39,055)	$161,480
Cement	705	128.57	90,689	(3,874)	86,815
Materials			$291,224	$(42,929)	$248,295
Ready-mix concrete	1,394	131.63	183,425	(68)	183,357
Asphalt	1,321	71.16	94,022	(107)	93,915
Other Products			102,183	(84,811)	17,372
Products			$379,630	$(84,986)	$294,644

	Six months ended July 2, 2022
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	30,223	$11.58	$349,961	$(65,088)	$284,873
Cement	1,046	128.52	134,495	(5,126)	129,369
Materials			$484,456	$(70,214)	$414,242
Ready-mix concrete	2,635	129.45	341,027	(107)	340,920
Asphalt	1,582	70.33	111,239	(187)	111,052
Other Products			178,148	(145,754)	32,394
Products			$630,414	$(146,048)	$484,366

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA by segment for the three and six months ended July 2, 2022 and July 3, 2021.

Reconciliation of Net Income to Adjusted EBITDA	Three months ended July 2, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income	$65,606	$64,089	$38,641	$24,430	$192,766
Interest (income) expense	(4,035)	(2,714)	(4,860)	32,208	20,599
Income tax expense	987	—	—	52,960	53,947
Depreciation, depletion and amortization	21,779	14,523	9,383	770	46,455
EBITDA	$84,337	$75,898	$43,164	$110,368	$313,767
Accretion	233	392	77	—	702
Tax receivable agreement benefit	—	—	—	954	954
Gain on sale of businesses	—	(29,452)	—	(126,601)	(156,053)
Non-cash compensation	—	—	—	4,734	4,734
Other	74	(144)	—	—	(70)
Adjusted EBITDA	$84,644	$46,694	$43,241	$(10,545)	$164,034
Adjusted EBITDA Margin (1)	24.0%	25.1%	46.2%		26.0%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended July 3, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$55,447	$37,035	$33,230	$(67,954)	$57,758
Interest (income) expense	(2,860)	(2,176)	(4,035)	33,287	24,216
Income tax expense	1,198	156	—	17,054	18,408
Depreciation, depletion and amortization	25,133	21,146	10,143	1,101	57,523
EBITDA	$78,918	$56,161	$39,338	$(16,512)	$157,905
Accretion	218	408	84	—	710
(Gain) loss on sale of businesses	(273)	509	—	—	236
Non-cash compensation	—	—	—	4,827	4,827
Other	(92)	206	—	—	114
Adjusted EBITDA	$78,771	$57,284	$39,422	$(11,685)	$163,792
Adjusted EBITDA Margin (1)	25.1%	26.1%	45.9%		26.5%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended July 2, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$77,507	$71,455	$30,210	$(21,206)	$157,966
Interest (income) expense	(8,005)	(6,165)	(9,822)	64,740	40,748
Income tax expense (benefit)	1,163	(106)	—	48,147	49,204
Depreciation, depletion and amortization	46,127	32,407	16,881	1,519	96,934
EBITDA	$116,792	$97,591	$37,269	$93,200	$344,852
Accretion	460	803	153	—	1,416
Tax receivable agreement benefit	—	—	—	954	954
Gain on sale of businesses	—	(43,657)	—	(126,601)	(170,258)
Non-cash compensation	—	—	—	10,156	10,156
Other	84	93	—	—	177
Adjusted EBITDA	$117,336	$54,830	$37,422	$(22,291)	$187,297
Adjusted EBITDA Margin (1)	19.9%	18.5%	26.8%		18.3%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended July 3, 2021
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$72,883	$44,004	$31,625	$(113,999)	$34,513
Interest (income) expense	(4,892)	(3,896)	(8,080)	65,270	48,402
Income tax expense	1,384	90	—	11,491	12,965
Depreciation, depletion and amortization	50,057	42,620	18,211	2,205	113,093
EBITDA	$119,432	$82,818	$41,756	$(35,033)	$208,973
Accretion	434	877	165	—	1,476
Gain on sale of businesses	(273)	(15,159)	—	—	(15,432)
Non-cash compensation	—	—	—	10,190	10,190
Other	(174)	493	—	—	319
Adjusted EBITDA	$119,419	$69,029	$41,921	$(24,843)	$205,526
Adjusted EBITDA Margin (1)	21.8%	20.2%	33.1%		20.2%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and six months ended July 2, 2022 and July 3, 2021. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Six months ended
	July 2, 2022		July 3, 2021		July 2, 2022		July 3, 2021
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$190,113	$1.59	$56,659	$0.47	$155,821	$1.30	$34,142	$0.29
Adjustments:
Net income attributable to noncontrolling interest	2,653	0.02	1,099	0.02	2,145	0.02	371	—
(Gain) loss on sale of businesses, net of tax	(121,935)	(1.02)	208	—	(127,569)	(1.07)	(11,654)	(0.10)
Adjusted diluted net income before tax related adjustments	70,831	0.59	57,966	0.49	30,397	0.25	22,859	0.19
Tax receivable agreement expense	954	0.01	—	—	954	0.01	—	—
Adjusted diluted net income	$71,785	$0.60	$57,966	$0.49	$31,351	$0.26	$22,859	$0.19
Weighted-average shares:
Basic Class A common stock	118,099,059		117,436,461		118,438,200		116,423,833
LP Units outstanding	1,314,006		1,885,789		1,314,006		2,249,499
Total equity units	119,413,065		119,322,250		119,752,206		118,673,332

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and six months ended July 2, 2022 and July 3, 2021.

	Three months ended		Six months ended
	July 2,	July 3,	July 2,	July 3,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2022	2021	2022	2021
($ in thousands)
Operating income	$111,236	$95,923	$76,941	$70,864
General and administrative expenses	47,651	47,448	99,575	99,090
Depreciation, depletion, amortization and accretion	47,157	58,233	98,350	114,569
Gain on sale of property, plant and equipment	(3,695)	(1,403)	(4,950)	(3,172)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$202,349	$200,201	$269,916	$281,351
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	32.0%	32.4%	26.3%	27.7%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and six months ended July 2, 2022 and July 3, 2021.

	Three months ended		Six months ended
	July 2,	July 3,	July 2,	July 3,
($ in thousands)	2022	2021	2022	2021
Net income	$192,766	$57,758	$157,966	$34,513
Non-cash items	(50,041)	74,221	(13,432)	113,065
Net income adjusted for non-cash items	142,725	131,979	144,534	147,578
Change in working capital accounts	(109,758)	(36,010)	(128,280)	(72,927)
Net cash provided by operating activities	32,967	95,969	16,254	74,651
Capital expenditures, net of asset sales	(67,818)	(58,823)	(124,153)	(125,917)
Free cash flow	$(34,851)	$37,146	$(107,899)	$(51,266)

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013